UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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LCA-VISION INC.
(Name of Registrant as Specified in Its Charter)

STEPHEN N. JOFFE CRAIG P.R. JOFFE ALAN H. BUCKEY JASON T. MOGEL ROBERT PROBST EDWARD J. VONDERBRINK ROBERT H. WEISMAN THE LCA-VISION FULL VALUE COMMITTEE
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On February 6, 2009, The LCA-Vision Full Value Committee (the “Committee”) made a definitive filing with the Securities and Exchange Commission (“SEC”) of a consent solicitation statement relating to the solicitation of written consents from stockholders of LCA-Vision Inc., a Delaware corporation (the “Company”), in connection with seeking to remove and replace the current members of the Board of Directors of the Company.

Item 1: On February 20, 2009, the following news story ran in the Business Courier of Cincinnati:

Ex-auditor: LCA errors rose under Straus

Business Courier of Cincinnati - by Dan Monk Senior Staff Reporter

Laser eye surgery firm LCA-Vision Inc. experienced a surge in treatment errors and quality-control problems under the leadership of CEO Steven Straus, according to the company’s former director of internal audit.

This is the second time former internal auditor Ronald Matter has raised allegations against Straus, his former boss. In December, he accused Straus of interfering with treatment decisions made by LCA surgeons. Matter left the Blue Ash company in September 2008 after a dispute over a 2007 bonus.

Matter is a friend and neighbor of Craig Joffe, who is part of an investment group that’s trying to take control of the company. The Joffe investment group is led by Dr. Stephen Joffe, LCA’s founder and Craig’s father.

To investigate the later claims by Matter, the Courier interviewed LCA physicians and others and reviewed records. Two physicians, who asked not to be identified because they feared retribution, confirmed elements of Matter’s account.

Among Matter’s allegations:

•	LCA recorded 71 wrong treatments in the 18 months ended Oct. 31, 2008, triple its annual average from 2004 through 2006.

•
An LCA surgeon requested an emergency audit of a Chicago center last summer after discovering what the surgeon claimed was a dirty operating room and an uncertified technician assigned to operate a surgical laser.

Matter claims staffing changes and budget cuts, initiated by Straus, caused the problems.

Straus said Matter exaggerated the number of wrong treatments but would not provide details. He said LCA is working with doctors to reduce error rates and improve patient care.

“I don’t believe our cost reduction efforts ... harmed the patient experience or clinical outcomes,” he said.

According to those interviewed, wrong treatments include cases where the wrong file was used to treat patients or incorrect data was entered into the laser device prior to surgery. In other cases, patients didn’t receive the treatment they requested. On a statistical basis, the treatment errors represented less than three-tenths of a percent of LCA surgeries.

The Joffes are at the front end of a consent solicitation process, in which they are asking investors to oust LCA’s current board and management. Investors have until April 9 to cast their votes.

Matter claims he has no financial interest in the shareholder fight and will not rejoin the company if the Joffes take control. He said he’s raising concerns because he’s convinced Straus is the wrong man for the job.

Straus said wrong treatments were an issue for the company in 2007 and 2008. He said one doctor was terminated because of a high error rate. But he said at least part of the increase in treatment errors were the result of a cultural change within the company that encouraged an open discussion of errors.

“We wanted them to report it,” Straus said, “so we could address it.” He said the company involved physicians and field managers in the budget-cutting process to make sure patient care did not suffer.

Even as it rejects Matter’s latest claims, LCA is leveling its own allegations against its former auditor.

In a nine-page letter in which it formally responds to Matter’s hotline complaint, LCA Director John Hassan accused Matter of “contacting company personnel and attempting to influence the testimony they gave to our counsel. Although we are still considering whether you acted illegally in doing this, it is clear that your actions were entirely inappropriate and not made in good faith.”

dmonk@bizjournals.com | (513) 337-9438

CERTAIN INFORMATION CONCERNING PARTICIPANTS

On February 6, 2009, The LCA-Vision Full Value Committee made a definitive filing with the Securities and Exchange Commission (“SEC”) of a consent solicitation statement relating to the solicitation of written consents from stockholders of the Company in connection with seeking to remove and replace the current members of the Board of Directors of the Company.

THE LCA-VISION FULL VALUE COMMITTEE ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT SOLICITATION STATEMENT AND ANY OTHER SOLICITATION MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH SOLICITATION MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS SOLICITATION WILL PROVIDE COPIES OF THE CONSENT SOLICITATION STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ SOLICITOR BY CALLING, TOLL-FREE, (888) 750-5834.

The participants in the consent solicitation are Dr. Stephen N. Joffe, Craig P.R. Joffe, Alan H. Buckey, Jason T. Mogel, Robert Probst, Robert H. Weisman and Edward J. VonderBrink.

As of the date of this filing, Dr. Joffe directly beneficially owns 1,171,952 shares of Common Stock of the Company, Craig P.R. Joffe directly beneficially owns 865,468 shares of Common Stock of the Company, and Alan H. Buckey directly beneficially owns 77,900 shares of Common Stock of the Company.

For the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the participants in this solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other participants. Each of the participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.

Contact:

For The LCA-Vision Full Value Committee
and Stephen N. Joffe
Lisa Blaker, 513-600-1867